UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2004 (September 13, 2004)

Crompton Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30270 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

                         Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Crompton Corporation has entered into a Change In Control Agreement dated as of September 13, 2004 ("Agreement"), with each of Karen R. Osar, Executive Vice President and Chief Financial Officer, Myles S. Odaniell, Executive Vice President, Specialty Chemicals, Lynn A. Schefsky, Senior Vice President and General Counsel, and Gregory E. McDaniel, Senior Vice President, Strategy and New Business Development (each an "Executive"). The Agreement provides for the employment of the Executive for a two-year period commencing with a change of control of Crompton. During the employment period the Executive will continue to serve in an executive capacity with positions and duties commensurate in all material respects with those held prior to the effective date of the Agreement; continue to receive compensation at least equal to the compensation earned during the twelve month period immediately preceding the month in which the employment period commences; and participate in all Crompton incentive, savings, retirement and welfare benefit plans. The Agreement terminates automatically upon the Executive's death, disability or retirement. In addition, the Agreement may be terminated for cause by Crompton or for good reason by the Executive, as such terms are defined in the Agreement. A form of the Agreement which is similar for each Executive is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

* * *

(c) Exhibits.
	Exhibit Number	Exhibit Description
	10.1	Form of Change In Control Agreement dated as of September 13, 2004, between Crompton Corporation and each of Karen R. Osar, Myles S. Odaniell, Lynn A. Schefsky and Gregory E. McDaniel

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crompton Corporation (Registrant)
By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Secretary

Date: September 15, 2004

Exhibit Index
Exhibit Number 10.1

Exhibit Description

Form of Change In Control Agreement dated as of September 13, 2004, between Crompton Corporation and each of Karen R. Osar, Myles S. Odaniell, Lynn A. Schefsky and Gregory E. McDaniel